UNITED STATES

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OAK STREET HEALTH, INC.

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CVS Health Corporation

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On March 7, 2023, the CEO of CVS Health Corporation (“CVS Health”), Karen S. Lynch, participated in a podcast with Fortune.

The following are excerpts from the transcript of certain portions of the podcast relating to the proposed merger of Halo Merger Sub Corp. with and into Oak Street Health, Inc. (“Oak Street Health”) with Oak Street Health as the surviving corporation.

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Allen Murray

Yeah, let's start with the big one Oak Street health. That's a $10 billion acquisition. It's very exciting. But it's a different business than you've been in in the past. So, tell us where that's taking you?

Karen Lynch

Yeah. So, you know, Ellen and Alan, if you just rewind back to December of 2021. You know, we were in the midst of a pandemic, I, you know, kind of took over earlier that year, and while we were dealing with vaccines, we're repositioning the company with our overall intent to really change the way consumers experience and engage with their health care system. So we laid out a really bold path of really doing an integrated offering. So extending into broader health services. And we said we were going to extend into primary care because primary care is the center of the connection of health care. The pandemic changed the way you know, people were interacting with the health care system. So we wanted to extend in the home. The health care system is changing dramatically. We are moving from a very much a transactional based health care system, where typically people call it fee for service to what we call value-based care. And that's really where primary care comes in. Oak Street is the leader in primary care serving underprivileged and serving Medicare Advantage members. And with that acquisition, plus you mentioned it earlier Allen, and plus the acquisition of Signify Health have the premier payer agnostic value-based care assets to support Medicare bar none in the country, and our goal will be to improve health, improve health outcomes, improve quality, improve access and convenience.

Allen Murray

Yeah, that's that really is fascinating. The one thing I want to follow up on you said payer agnostic. I mean, obviously, Aetna is a health care provider, health care payer, but you want to provide primary care to all comers.

Karen Lynch

That's correct. We, you know, some of our competitors, our primary customers in Oak Street and in Signify similar to what we do in our pharmacy benefits management company, similar to what we do we serve all customers in CVS retail, and our intent is to provide primary care for all customers focusing first on Medicare Advantage, because we think you know, that's the largest population, has the highest cost, has the most chronic conditions, we feel like we can have a huge impact on improving overall health outcomes in that population.

Ellen McGrit

Tell us a little bit about Signify. As I was preparing for this conversation, I spent more time than I expected to on their website, looking through their offerings, but also understanding how they interacted in vulnerable communities. And I was surprised at their focus, and that a big company would be interested in working with them in this way. Tell us a little bit about it.

Karen Lynch

People throughout the last two years have really changed the way they thought about health care delivery. And people want convenience that could be through digital connections, that could be through community-based assets, like an Oak Street, or can be in the home. And what Signify does, they're in 50 states, they go into the home, and they basically do assessments of your overall health, and then they reconnect you to the care that you need. So imagine sitting across the table and interacting with someone that can help you understand, you know, your blood pressure and talk more about it, they can actually open up a refrigerator door and see what's in there. You know, what kind of food are you eating, and you both know, food is really important, it's part of your overall health. And if you're not eating healthy, that's going to have an impact on your health.

And then they can redirect you. What's interesting about Signify Health is 30% of the people that they see either don't have a primary care physician, or have an assigned one that they're not using. Think about the possibility that we have to connect those patients into a primary care asset like Oak Street, or, you know, working with them with our pharmacists and doing medical reconciliations to make sure that their medicines are appropriate for the conditions that they're having. So again, you see the interplay. Signify an important home asset interplays with Oak Street quite nicely, and will intersect with the rest of CVS Health. So that we have that connected experience for the consumer. I'm really excited about the possibilities here. Now we have to close the transactions.

Allen Murray

Yeah, of course. Ellen, by the way, is far too young to be talking about Medicare, but I have my card. I'm ready to go. Do Oak Street Health and Signify replace my primary care physician, the statistic you gave was fascinating that many people my age don't have a primary care physician. But what if you do?

Karen Lynch

You know, it depends on what plans you pick, what primary care you have. So if you're in a Medicare Advantage plan, you may pick a product that has, Oak Street Health primary care available to you, or you keep your own. Love to share a story with you about Oak Street just to give you a sense for what that primary care experience looked like when we were going through the transaction. I had the opportunity to go visit one of the clinics, right down the street here in Woonsocket, Rhode Island. And what's fascinating is they obviously have transportation for those individuals that don't have a way to get to the doctor. They'll bring you to the clinic, but what the real sort of benefit that I saw was that it's more of not just the primary care, it's a community, there was a woman in there, she's lonely, she doesn't have anyone at home, she goes into the community center every single day. And at that point in time, she was making decorations for the community center. And then obviously, she's getting her care there. And it was just, you know, it's really what health care should be, in the community, easy access and improving her quality of care. And, you know, I talked to her for a little while, and she was just so excited about the people that she meets there and about how she's getting her follow up care. And it's just a different model. And it is a very, you know, and she's digitally connected to them as well. And it's just a way to have people to not only keep thinking about their health, but kind of that broader aspect of all parts of your well being and staying connected in the community.

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Allen Murray

And how will the clinics relate to the stores? I mean, do you see them ultimately being located adjacent to the stores inside the stores? What's the connection?

Karen Lynch

Yeah, I think there's a couple of ways that we're thinking about it. You know, there are stores that we have today in that we have because they're in underserved communities, and there would be a pharmacy desert, or maybe a food desert. And we have those stores for those purposes. So those were our likely places where we may kind of reposition a store and put an Oak Street clinic in that particular store. That's one model. Another model is looking kind of broadly, where kind of where the population is that you know, meet the criteria, Medicare Advantage, dual eligibles, underserved communities, where Oak Street is today and then expanding out so that we kind of hit that population. That's how we're thinking about it so sometimes they could be in a store, sometimes they could be close to a store, sometimes they could be adjacent to a store. The way we're going to use our stores, you know, kind of those pharmacies and those minute clinics is to provide wraparound services, or sometimes when there's just a convenient get your vaccine, you don't really need to go to the clinic. And those are the types of things maybe some smaller urgent types of things that someone might need, we'll kind of use those stores as the wrap around to bring additional capacity to that Oak Street clinic.

Ellen McGrit

Where does mental and behavioral health fit into your vision?

Karen Lynch

It is front and center, it has to be part of the overall equation, we as a company, are very committed to connecting the mental health and the physical health, Oak Street has part of their services includes the behavioral health, I don't think you can think about health without including behavioral health. And when you're serving, you know, patients, whether they be in Medicare, whether they're, you know, a woman who's suffering from postpartum depression And I talk about this often, that women, you know, when they have babies, it's most joyful time of their life. At the same time, more and more women suffer from postpartum depression, your care plan should include that conversation and that discussion, and those access points for them. And I think, as you know, as kind of health care companies, we have to get better at doing those kinds of holistic care plan so that we're getting in front of it. So it's central to how we think about health, it's central to our platform for health. And it's central to the long-term strategy, this company and I think, for the U.S. health care system, it has to be integrated.

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Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health or Oak Street Health. The communications contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding CVS Health’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Statements in these communications that are forward looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Oak Street Health and the associated integration plans, expected synergies and revenue opportunities, anticipated future operating performance and results of CVS Health, the expected management and governance of Oak Street Health following the acquisition and expected timing of the closing of the proposed acquisition and other transactions contemplated by the merger agreement governing the Merger (the “Merger Agreement”). By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of CVS Health or Oak Street Health or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Oak Street Health stockholder approval in a timely manner or otherwise; the risk that the acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of CVS Health and Oak Street Health to successfully integrate the businesses and achieve the expected synergies and operating efficiencies within the expected timeframes or at all and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts CVS Health’s or Oak Street Health’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact CVS Health’s or Oak Street Health’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of CVS Health’s and/or Oak Street Health’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of CVS Health and Oak Street Health to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally, including with respect to Humana Inc. and its affiliates, which lease or license to Oak Street Health a majority of Oak Street Health’s primary care centers; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of the COVID-19 pandemic or any other pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on CVS Health’s or Oak Street Health’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions. Also, CVS Health’s and Oak Street Health’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in CVS Health’s and Oak Street Health’s respective SEC filings, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in CVS Health’s or Oak Street Health’s respective most recently filed Annual Report on Form 10-K, Oak Street Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 and CVS Health’s and Oak Street Health’s Current Reports on Form 8-K.

You are cautioned not to place undue reliance on CVS Health’s or Oak Street Health’s forward-looking statements. CVS Health’s and Oak Street Health’s respective forward-looking statements are and will be based upon each company’s management’s then-current views and assumptions regarding CVS Health’s proposed acquisition of Oak Street Health, future events and operating performance, and are applicable only as of the dates of such statements. Neither CVS Health nor Oak Street Health assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

The communications may include non-GAAP financial measures that CVS Health uses to describe its performance. In accordance with SEC regulations, you can find the definitions of these non-GAAP measures, as well as reconciliations to the most directly comparable GAAP measures, on the Investors portion of CVS Health’s website. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. CVS Health’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. In addition, this presentation includes Oak Street Health’s projected adjusted EBITDA, a non-GAAP measure used to describe Oak Street Health’s expected performance. We have not presented a reconciliation of this non-GAAP measure to Oak Street Health’s projected net income, the most comparable GAAP financial measure, because the reconciliation could not be prepared without unreasonable effort.  The information necessary to prepare the reconciliation is not available on a forward-looking basis and cannot be accurately predicted. The unavailable information could have a significant impact on the calculation of the comparable GAAP financial measure.

Additional Information and Where to Find It

This communication is being made in respect to the proposed transaction involving CVS Health and Oak Street Health. A meeting of the stockholders of Oak Street Health will be announced as promptly as practicable to seek stockholder approval in connection with the proposed transaction. CVS Health and Oak Street Health intend to file relevant materials with the SEC, including that Oak Street Health will file a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to Oak Street Health’s stockholders. The communications are not a substitute for the proxy statement or any other document that may be filed by Oak Street Health with the SEC.

BEFORE MAKING ANY DECISION, OAK STREET HEALTH STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Oak Street Health’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Oak Street Health’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Oak Street Health and documents filed by CVS Health with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.

No Offer or Solicitation

The communications are for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

CVS Health, Oak Street Health and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Oak Street Health’s stockholders in connection with the proposed transaction. Information regarding CVS Health’s directors and executive officers is contained in CVS Health’s Definitive Proxy Statement for its 2022 Annual Meeting of Stockholders filed with the SEC on April 1, 2022 as updated by CVS Health’s subsequent filings made on www.sec.gov. Information regarding Oak Street Health’s directors and executive officers, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investor Relations section of Oak Street Health’s website at https://www.oakstreethealth.com for documents filed by Oak Street Health or the Investors portion of CVS Health’s website at https://investors.cvshealth.com for documents filed by CVS Health.